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Exhibit 99.3

NOTICE OF GUARANTEED DELIVERY
for Tender of Shares of Common Stock
of
EXEGENICS INC.
to
ELK ACQUISITION, INC.,
a Wholly Owned Subsidiary
of
AVI BIOPHARMA, INC.

(Not to be Used for Signature Guarantee)

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT NEW YORK CITY TIME ON AUGUST 22, 2003 UNLESS EXTENDED.

        As set forth under "The Transaction—Guaranteed Delivery" in the Prospectus, dated July 25, 2003 (the "Prospectus"), this Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined herein) (1) if certificates representing shares of common stock, par value $0.01 per share (the "eXegenics Common Stock"), of eXegenics Inc., a Delaware corporation ("eXegenics"), are not immediately available, (2) if the certificates and all other required documents cannot be delivered to the Exchange Agent prior to the expiration date, or (3) if the procedure for book-entry transfer of eXegenics Common Stock cannot be completed on a timely basis. Such form may be delivered by hand, facsimile transmission or mail to the Exchange Agent, and must include a guarantee by an Eligible Institution (as defined in the Letter of Transmittal). See "The Transaction—Procedure for Tendering" in the Prospectus.

The Exchange Agent for the Offer is:

Mellon Investor Services LLC

By Mail:	By Overnight Courier:	By Hand:
Attn: Reorganization Dept. P.O. Box 3301 South Hackensack, NJ 07606	Attn: Reorganization Dept. 85 Challenger Road Mail-Drop—Reorg. Ridgefield Park, NJ 07660	Attn: Reorganization Dept. 120 Broadway, 13th Floor New York, NY 10271
Facsimile Transmission (for eligible institutions only): (201) 296-4293
Confirm Receipt of Facsimile by Telephone Only: (201) 296-4860

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Common Stock Letter of Transmittal.

THE INFORMATION AGENT FOR THE OFFER IS:
Mellon Investor Services LLC
85 Challenger Road
2nd Floor
Ridgefield Park, NJ 07660
Call Toll-Free: (866) 323-8164

Ladies and Gentlemen:

        The undersigned hereby tenders to Elk Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of AVI BioPharma, Inc., upon the terms and subject to the conditions set forth in the Prospectus dated July 25, 2003 and in the related Common Stock Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of eXegenics Common Stock shown below pursuant to the guaranteed delivery procedures set forth in the Prospectus.

PLEASE SIGN AND COMPLETE

Date:
Signature(s) of Record Holder(s) or Authorized Signatory:
Name(s) of Record Holder(s):
Number of shares of eXegenics Common Stock:
Certificate No.(s) (if available):
Address(es):

Area Code and Telephone No.:

If eXegenics Common Stock will be delivered by book-entry transfer, provide information below (applicable only to the common stock of eXegenics):

Name of Tendering Institution:
Depositary Account No.:
Transaction Code No.:

The Guarantee Below Must Be Completed

(Not To Be Used For Signature Guarantee)

        The undersigned, a financial institution that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program, (a) guarantees that the above-named person(s) "own(s)" the eXegenics Common Stock tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) represents that such tender complies with Rule 14e-4 and (c) guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, certificates representing the eXegenics Common Stock tendered hereby, in proper form for transfer, or confirmation of book-entry transfer, of such eXegenics Common Stock into the Exchange Agent's accounts at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Common Stock Letter of Transmittal (or a manually signed facsimile copy thereof) with any required signature guarantees, or an "agent's message" (as defined in the Prospectus) in the case of book-entry transfer, and any other documents required by the Common Stock Letter of Transmittal, within three NASDAQ National Market trading days of the date hereof.

        The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Common Stock Letter of Transmittal and certificates for eXegenics Common Stock to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:
Address:

Area Code and Tel. No.:
Authorized Signature
Title:
Name:
Please Print or Type
Dated:	, 2003
NOTE:	DO NOT SEND CERTIFICATES FOR EXEGENICS COMMON STOCK WITH THIS NOTICE. EXEGENICS SHARE CERTIFICATES SHOULD BE SENT WITH YOUR COMMON STOCK LETTER OF TRANSMITTAL.

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  Exhibit 99.3